EXHIBIT 10.1


                                                        - 1 -
                              EMPLOYMENT AGREEMENT

         THIS  EMPLOYMENT  AGREEMENT  (the  "Agreement"),  made as of August 17,
2000, is entered into by Saucony, Inc., a Massachusetts corporation with its principal place of business at Centennial Industrial Park, 13 Centennial Drive, Peabody, Massachusetts 01961 (the "Company"), and John H. Fisher (the "Employee"), with an address care of Saucony, Inc., Centennial Industrial Park, 13 Centennial Drive, Peabody, Massachusetts 01961.

         The Company desires to continue to employ the Employee, and the Employee desires to continue to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on August 17, 2000 (the "Commencement Date") and ending on the third anniversary of the Commencement Date, unless sooner terminated in accordance with the provisions of Section 4 (such period, as it may be extended as hereinafter provided, the "Employment Period"). On the third anniversary of the Commencement Date and each subsequent anniversary of the Commencement Date, the period of employment of the Employee by the Company specified in the preceding sentence shall automatically be extended for one additional year unless, not later than 90 days prior to such anniversary, the Company shall have given the Employee written notice, or the Employee shall have given the Company written notice, that the Employment Period shall not be so extended.

2. Title; Capacity. During the Employment Period, the Employee shall serve as the President and Chief Executive Officer of the Company. The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board of Directors of the Company (the "Board") shall from time to time reasonably assign to him. As Chief Executive Officer and President, the Employee shall be in charge of all business of the Company and shall direct all such business, subject only to the supervision and direction of the Company's Board of Directors. It is contemplated that, as Chief Executive Officer and President, the Employee will at all times serve on the Company's Board of Directors, and be its Chairman. The Company shall at all times during the term of this Agreement take all such action as may be available to it to cause the election of the Employee as Chairman of the Board and a Director of the Company and his maintenance in said offices at all times during the term of this Agreement, so long as he consents thereto.

         During the Employment Period, the Employee agrees to devote his full business time, to the advancement of the Company and its interests and to the discharge of his duties and responsibilities hereunder, subject to illness, vacation and normal executive employment practices of the Company. The Employee shall not engage in any other business activity, except as may be approved by the Board in advance. Notwithstanding the requirements of the previous two sentences, the Employee shall be permitted to engage in the following activities to the extent that such activities do not unreasonably interfere with his duties hereunder: (i) to make and maintain passive personal investments for himself, his spouse, his parents, his siblings, or his children or for any trust or custodial account for his or their benefit and (ii) to participate in the management of not-for-profit organizations and in the organization of not-for-profit activities. The Employee agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

3.       Compensation and Benefits.
         -------------------------

3.1 Salary. The Company shall pay the Employee, in accordance with the Company's normal payroll practices, an annual base salary of $500,000 (the "Base Salary"), subject to upward adjustment by the Board. Commencing with the calendar year which begins on January 1, 2001, the Base Salary shall be increased for each calendar year over the Base Salary in effect as of the end of the preceding calendar year by the same percentage as that by which the "Consumer Price Index-Urban Wage Earners and Clerical Workers, U.S. city average, all items, 1982-84=100", published by the United States Department of Labor, Bureau of Statistics, (or its successor equivalent index) as of January 1st of the year for which such increase is being determined, has increased over the said Index as of January 1st of the preceding calendar year.

3.2 Bonus. With respect to each fiscal year of the Company during the Employment Period, the Company shall pay the Employee a cash bonus equal to three percent (3%) of the consolidated pre-tax income of the Company for such fiscal year; provided, however, that nothing contained herein shall preclude the Board, in its sole discretion, from awarding the Employee a larger bonus for such fiscal year. The determination of the Company's consolidated pre-tax income shall be made by the Company's independent auditors, whose determination shall be final and binding on all parties. The Company shall pay the Employee any bonus due under this Section 3.2 as to any fiscal year by the 90th day after the end of such fiscal year; provided that if the bonus to be paid exceeds three (3) times the Employee's Base Salary in effect on the last day of such fiscal year, the excess shall be credited to an account established for the Employee under the Company's Non-Qualified Retirement Plan.

3.3 Fringe Benefits; Vacation. The Employee shall be entitled to participate in all benefit programs that the Company establishes and makes available to its employees, if any, to the extent that the Employee's position, tenure, salary, health and other qualifications make him eligible to participate; such fringe benefits shall include medical benefit coverage, pension or profit-sharing plan participation, disability insurance coverage and participation in a deferred compensation plan. The Employee shall be entitled to four weeks paid vacation per calendar year.

3.4 Life Insurance. During the Employment Period, the Company shall obtain so-called whole life insurance coverage on the life of the Employee on such terms as are acceptable to the Board and the Employee providing for a death benefit of not less than three times the Base Salary as in effect from time to time, the beneficiary to be selected by the Employee.

3.5 Reimbursement of Expenses. Subject to Company policy as in effect at the applicable time, the Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request.

3.6 Automobile. The Company shall make an automobile available to the Employee which is satisfactory to the Employee and shall bear all costs related thereto.

3.7 Club Memberships. The Company shall pay up to $2,500 per year for club memberships for the Employee as requested by the Employee. In addition, the Company shall obtain for the Employee a lifetime membership in the CEO Group.

3.8 Other Perquisites. The Company shall pay up to $10,000 per year for suitable financial or legal counseling services for the Employee as requested by the Employee. -

4. Employment Termination. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

4.1      Expiration of the Employment Period in accordance with Section 1.

4.2 At the election of the Company, by action of a majority of the members of the Board after reasonable notice to the Employee and an opportunity for the Employee to address the Board in person concerning the matter, for cause, immediately upon written notice by the Company to the Employee (following the opportunity by the Employee to address the Board if requested by the Employee). For the purposes of this Section 4.2, "cause" for termination shall be deemed to exist solely upon (a) the occurrence of knowing dishonesty or gross or reckless misconduct by the Employee relating to his duties as an executive of the Company which results in material harm to the Company or (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony. For purposes of clause (a) of the previous sentence, "misconduct" shall include without limitation alcoholism and drug abuse if not cured within 30 days following notice from the Company.

4.3 Upon the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 180 consecutive days to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

5.       Effect of Termination.
         ---------------------

5.1 Expiration of Employment Period. If the Employee's employment is terminated as a result of the expiration of the Employment Period pursuant to Section 4.1, the Company shall pay to the Employee (a) the compensation and benefits otherwise payable to him under Section 3 (including a pro rata bonus under
Section 3.2 as to the fiscal year in which the Employment Period expires based on the number of days in such fiscal year prior to the termination, but not payable until after the end of such fiscal year as provided in Section 3.2) through the last day of his actual employment by the Company and (b) an amount equal to his Base Salary as then in effect. Notwithstanding the preceding provisions of this Section 5.1, no payment shall be made under this Section 5.1 in the event the Employee is entitled to receive severance benefits under the Executive Retention Agreement between the Employee and the Company dated August 17, 2000 (the "Executive Retention Agreement").

5.2 Termination for Cause. If the Employee's employment is terminated for cause pursuant to Section 4.2, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 (other than Section 3.2) through the last day of his actual employment by the Company.

5.3 Termination for Death or Disability. If the Employee's employment is terminated by death or because of disability pursuant to Section 4.3, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation and benefits otherwise payable to him under Section 3 (other than Section 3.2) through the last day of his actual employment by the Company.

5.4 Survival. The provisions of Sections 5, 6, 7, 12, 13 and 14 shall survive the termination of this Agreement.

6.       Non-Compete.
         -----------

(a) So long as the Employee is employed by the Company, and for a period of two years after the termination or expiration of such employment (even if such employment extends beyond the Employment Period), provided the Company is not in default hereof at the time of termination, the Employee will not, directly or indirectly:

     (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than five percent (5%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products or performing services competitive with the products or services developed or being developed, produced, marketed, sold or performed by the Company, or under active consideration by the Company for development, production, marketing, selling or performing, while the Employee was employed by the Company; or

     (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

     (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company or known to the Employee as a result of his employment by the Company; or

     (iv) interfere in any manner in the relationships between the Company and its affiliates, on the one hand, and their suppliers on the other.

(b) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(c) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

(d) If at any time or from time to time during the noncompetition period provided for in Section 6(a) hereof the Employee accepts new employment with a third party, the Employee immediately shall notify the Company of the identity and business of the new employer. Without limiting the foregoing, the Employee's obligation to give notice under this Section 6(d) shall apply to any business ventures in which the Employee proposes to engage even if not with a third-party employer (such as, without limitation, a joint venture, partnership or sole proprietorship). The Employee hereby consents to the Company notifying any such new employer of the terms of this Agreement.

 (e) For purposes of Sections 6 and 7 of this Agreement, the term "Company" includes Saucony, Inc. and its subsidiaries.

7.       Inventions and Proprietary Information.
         --------------------------------------

7.1      Inventions.
         ----------

     (a) All inventions, discoveries, computer programs, data, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable) related to the business of the Company which are made, conceived, reduced to practice, created, written, designed or developed by the Employee, solely or jointly with others and whether during normal business hours or otherwise, during his employment by the Company pursuant to this Agreement ("Inventions"), shall be the sole property of the Company. However, the provisions of this Section 7.1 do not apply to Inventions which do not relate to the present or planned business or research of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information (as defined in Section 7.2, below). The Employee hereby assigns to the Company all such Inventions and any and all related patents, copyrights, trademarks, trade names and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere, and appoints any officer of the Company as his duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. The Employee also hereby waives all claims to moral rights in any Invention. Upon the request of the Company, the Employee shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all such Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any such Invention.

     (b) The Employee shall promptly disclose to the Company all such Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be reasonably specified by the Company) to document the conception and/or first actual reduction to practice of any such Invention. Such written records shall be available to and remain the sole property of the Company at all times.

7.2      Proprietary Information.
         -----------------------

(a) The Employee acknowledges that his relationship with the Company is one of high trust and confidence and that in the course of his employment by the Company he will have access to and contact with Proprietary Information. The Employee agrees that he will not, during the Employment Period or at any time thereafter, disclose to others, or use for his benefit or the benefit of others, any Proprietary Information or any Invention.

(b) For purposes of this Agreement, "Proprietary Information" shall mean all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any Invention, formula, formulation, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, technology, marketing or business plan, forecast, budget or employee list that is communicated to, learned of, developed or otherwise acquired by the Employee in the course of his employment by the Company.

(c) The Employee's obligations under this Section 7.2 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Employee of the terms of this
      Section 7.2, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, (iii) is approved for release by written authorization of the Board, or (iv) is communicated to the Employee by a third party under no duty of confidentiality to the Company.

(d) Upon termination of this Agreement or at any other time upon request by the Company, the Employee shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, research notebooks and other documents (and all copies or reproductions of such materials in his possession or control) belonging to the Company.

(e) The Employee represents that the Employee's employment by the Company and the performance by the Employee of his obligations under this Agreement do not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of his or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. The Employee shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

8. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or three days after deposit in the United States mail, by registered or certified mail, postage prepaid, return receipt requested, addressed to the other party at the address shown above (and, in the case of any notice to the Company, with a copy to David
E. Redlick, Esq., Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109), or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

9. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

10. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. Notwithstanding the preceding sentence, the Executive Retention Agreement shall not be superseded by this Agreement.

11. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

12. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of law.

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to substantially all of its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

14.      Miscellaneous.


14.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

14.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

14.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

14.4 This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.5 All payments  provided for in this  Agreement  shall be subject to such tax
withholding  and  other   governmental   contributions  as  are  required  under
applicable law.

14.6 Each of the parties hereto (a) submits to the jurisdiction of any state or federal court sitting in Massachusetts in any action or proceeding arising out of or relating to this Agreement and (b) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for giving of notices in Section 8. Nothing in this Section 14.6, however, shall affect the right of any party to serve legal process in any other manner permitted by law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

14.7 The Employee acknowledges that any breach of the provisions of Section 6 or
Section 7 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Employee agrees, therefore, that in addition to any other remedy it may have, the Company shall be entitled to seek to enforce the specific performance of this Agreement by the Employee and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year set forth above.

                         SAUCONY, INC.

                                   /s/ Michael Umana
                          By: ____________________________
                          Title:  Chief Financial Officer


         EMPLOYEE

                          /s/ John H. Fisher
                          --------------------------------
                          John H. Fisher